UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

———————

FORM 8-K

———————

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2013

PHL VARIABLE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Connecticut	333-20277	06-1045829
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

PHL Variable Insurance Company (the “Company”) previously reported in a Form 8-K filed on September 18, 2012 that its Audit Committee concluded that the Company’s previously issued audited financial statements for the years ended December 31, 2011, 2010 and 2009 included in the Company’s Annual Report on Form 10-K and the unaudited financial statements for the quarterly periods ended June 30, 2012, March 31, 2012, September 30, 2011, June 30, 2011, and March 31, 2011, included in the Company’s Quarterly Reports on Form 10-Q filed with the United States Securities and Exchange Commission, should be restated because of certain errors in those financial statements (the “Restatement”).

In a Form 8-K/A filed on November 8, 2012, the Company stated that it expected to complete the Restatement prior to the timely filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

With the time required to complete the Restatement, including the financial statement audit, the Company has concluded that it will not be able to complete the Restatement or file its delayed Form 10-Q for the period ended September 30, 2012 by the date its Form 10-K for the year ended December 31, 2012 is required to be timely filed with the Securities and Exchange Commission.

This delay has been discussed with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHL VARIABLE INSURANCE COMPANY

Date: March 7, 2013	By:	/s/ Bonnie J. Malley
	Name:	Bonnie J. Malley
	Title:	Executive Vice President and Chief Financial Officer